AMENDMENT DATED MARCH 22nd 2016 TO THE NON – RECOURSE ACCOUNTS RECEIVABLE PURCHASE AGREEMENT DATED APRIL 25th 2014 Concluded between, BNP PARIBAS FORTIS FACTOR N.V. located at 2300 Turnhout, Steenweg op Tielen 51 RPM/RPR n° 0414.392.710 Hereinafter referred to as the “Factor”; and TAMINCO FINLAND Oy. With registered office at Typpitie 1, 90650 Oulu, Finland Hereinafter referred to as the “Client”. Both the Factor and the Client are hereinafter individually referred to as a “Party”, or jointly as the “Parties”. Whereas : - The Parties have concluded a non - recourse accounts receivable purchase agreement dated April 25th 2014 (the “Agreement”); - The Parties now wish to amend certain terms and conditions of the Agreement thereby making certain changes to the insolvency risk coverage as provided by the Purchaser to the Seller and thereby by agreeing on the terms and conditions as stipulated in this amendment (the “Amendment”). 1. Any capitalized term used, but however not defined in this Amendment, shall have the meaning given to such terms in the Agreement. 2. The Parties hereby agree to replace article 1 (Countries) of the Particular Conditions to the Agreement, with the following new article 1 (Countries) of the Particular Conditions to the Agreement: The Parties hereby agree that Seller’s accounts receivable on debtors located in one of the following countries are part of the subject matter of this Agreement: - Argentina - Australia - Austria - Bangladesh - Belgium - Brazil - Bulgaria - Canada - Chile - China - Colombia - Cyprus - Czech Republic

Page 2 of 3 - Denmark - Egypt - Estonia - Finland - France - Germany - Hungary - Iceland - India - Indonesia - Ireland - Israel - Italy - Japan - Latvia - Lithuania - Luxembourg - Malaysia - Mexico - Monaco. - Morocco - New Zealand - Norway - Paraguay - Peru - Philippines - Poland - Portugal - Romania - Saudi Arabia - Serbia - Singapore - Slovakia - Slovenia - South Africa - South Korea - Spain - Sri Lanka - Sweden - Switzerland - Taiwan - Thailand - The Netherlands - Turkey - United Kingdom - Uruguay - USA - Utd. Arab Emir. - Vietnam 3. The Parties hereby agree to replace article 13 (Covenants) of the Particular Conditions to the Agreement, with the following new article 13 (Covenants) of the Particular Conditions to the Agreement:

Page 3 of 3 Consolidated Solvency on group level of the Eastman Chemical Company, calculated as: Equity / Total Assets not adjusted with goodwill and intangible assets Whereby the solvency, must remain above 16% in order to maintain the Dunning Mandate as granted by the Purchaser to the Seller in accordance with Section 12 (Delayed Dunning) of these Particular Conditions to this Agreement; otherwise, the Purchaser has the right to take over the collection of the accounts receivable. 4. The Parties hereby agree to replace section 12 (“Payment Terms”) of the General Conditions to the Agreement with the following new section 12 (“Payment Terms”) of the General Conditions to the Agreement: Accounts receivable with a payment term exceeding 150 days after the date of invoice shall be excluded from this agreement unless otherwise specifically agreed with the Purchaser. 5. This Amendment shall come into effect as from its signature date stipulated here below, subject to the Purchaser having received a duly signed original copy hereof. 6. The Parties agree that all terms and conditions of the Agreement, which are not explicitly changed or altered in this Amendment shall remain in full force and effect. However, in the event of any conflicts or discrepancies between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall prevail. Made out in two original copies at Turnhout on March 22nd 2016 Taminco Finland Oy. BNP Paribas Fortis Factor N.V.